Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Beta Oil & Gas, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David A. Wilkins, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                  The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ David A. Wilkins
David A. Wilkins, President, Chief
Executive Officer and Director
Beta Oil & Gas, Inc.
March 27, 2003

A signed original of this written statement required by Section 906 has been provided to Beta Oil & Gas, Inc. and will be retained by Beta Oil & Gas, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.